UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CHECK-CAP LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series C Warrants to purchase Ordinary Shares, par value NIS 2.40 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-224139

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the Series C Warrant to be registered hereunder is contained in the section entitled “Description of Securities We are Offering” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-224139) filed with the Securities and Exchange Commission (the “Commission”) on April 4, 2018, as amended from time to time (the “Registration Statement”) and is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description
3.1*	Amended and Restated Articles of Association of the Registrant
4.14*	Form of Series C Warrant
4.15*	Form of Warrant Agent Agreement between Check-Cap Ltd. and American Stock Transfer & Trust Company LLC, as Warrant Agent.

*   Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHECK-CAP LTD.

Date: May 3, 2018	By:	/s/ Alex Ovadia
Alex Ovadia
Chief Executive Officer